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                                                      EXHIBIT 10.3
                       EXECUTIVE DEATH BENEFIT AGREEMENT
     This agreement (the "Agreement") is made and effective as of between DOW JONES & COMPANY, INC., a Delaware corporation (the "Company") and "First Name" "Last Name" ("Executive")
                           W I T N E S S E T H:
      THAT WHEREAS Executive is a valued employee of the Company;
      WHEREAS the Company would like to provide death benefit protection to Executive on a self-insured, unfunded basis; and
      WHEREAS, the Company would like to permit Executive to convert the value of his or her death benefit at retirement to deferred compensation annuity payments;
      NOW, THEREFORE, in consideration of the premises, it is agreed as follows:
      1. Payment of Death Benefit. Upon the death of Executive (i) while in full-time active employment with the Company or a subsidiary all of the voting stock of which is owned directly or indirectly by the Company (a "Subsidiary"), or (ii) following termination of his or her employment by the Company or a Subsidiary because of his or her disability or retirement, or (iii) following termination of his or her employment by the Company or a Subsidiary, after his or her attainment of age 60, for any reason,
     (a) if death occurs prior to Executive's attainment of age 70, the Company shall pay to his or her Beneficiary (as hereinafter defined) a death benefit equal to 200% of his or her Total Compensation (as hereinafter defined); or
     (b) if death occurs upon or subsequent to Executive's attainment of age 70, the Company shall pay to his or her Beneficiary a death benefit equal to 100% of his or her Total Compensation. Such death benefit shall be paid in a lump sum as soon as practicable, but in no event more than 60

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days following Executive's death.  No interest shall be paid with respect to such death benefit. "Total Compensation" means the sum of (i) Executive's current annual salary for the year in which Executive's death occurs, or, following his or her termination of employment, Executive's final annual salary, plus (ii) the highest annual cash bonus awarded to Executive in the three most recently completed calendar years prior to Executive's death, or, following his or her termination of employment, the three years immediately preceding the year in which he or she terminated service; provided, however, that if Executive continues in full-time employment beyond his or her attainment of age 65, his or her Total Compensation shall be determined by reference to the year in which he or she attains such age.
       2. Reduction of Benefits. Upon 30 days' prior written notice to Executive, the Company may reduce the death benefit otherwise payable under
Section 1 to reflect a reduction in Federal income tax rates,
      (a) if Executive's death occurs prior to his or her attainment of age 70, to the product obtained by multiplying Total Compensation by a fraction whose numerator is one and whose denominator is the difference between one and the highest marginal individual Federal income tax rate then applicable, or
      (b) if such death occurs upon or subsequent to Executive's attainment of age 70, to one half the amount determined under subsection
(a) of this Section 2.
       3. Deferred Compensation Election. By filing written notice (the "Notice of Election") with the Company, Executive may elect to terminate his or her right to a death benefit pursuant to Sections 1 or 2 hereof, and to receive in lieu thereof as an amount credited to Executive's deferred compensation account, to be governed by the terms of the deferred compensation agreement between Executive and the Company, the actuarial
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value, as determined by the Company, of Executive's death benefit as of the effective date of the election.  The Notice of Election may be filed either
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(i) during the 30-day period immediately following the effective date of this Agreement, in which case the election shall be effective upon the later to occur of Executive's retirement or the first anniversary of the filing of the Notice of Election, or (ii) during December of any year, provided that such election is made at least five years before the effective date of Executive's retirement, in which case the election shall be effective upon Executive's retirement. Such election shall in no event be effective prior to the effective date of Executive's retirement and shall have no effect if Executive dies on or prior to the effective date of his or her retirement.
4. Income Tax Withholding. The Company shall deduct from all amounts paid under this Agreement all federal, state, local and other taxes required by law to be withheld with respect to such payments.












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      5.  Designation and Change of Beneficiary.
      (a) Executive shall file with the Company a written designation of one or more persons as the beneficiary (the "Beneficiary") who shall be entitled to receive the death benefit payable upon his or her death under
Section 1 or 2 hereof. Executive may, from time to time, revoke or change his or her Beneficiary designation without the consent of any Beneficiary named therein by filing a new designation with the Company. The last such designation received by the Company shall be controlling, provided that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Executive's death, and in no event shall it be effective as of a date prior to such receipt.
       (b) If no such Beneficiary designation is in effect at the time of Executive's death, or if no designated Beneficiary survives Executive, or if such designation conflicts with law, Executive's estate shall be deemed to have been designated his or her Beneficiary, and the executor or administrator thereof shall receive the death benefit payable under this Agreement following Executive's death. If the Company is in doubt as to the right of any person to receive all or part of the death benefit, the Company may retain such amount until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.
      6. Payments to Persons Other Than Beneficiary. If the Company shall find that any person to whom any amount is payable under this Agreement is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due him or her, or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other
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person deemed by the Company to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.
      7. Binding on Successors. The obligations of the Company under this Agreement shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company. The Company agrees that it will make appropriate provision for the preservation of Executive's rights under this Agreement in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation or reorganization.
       8. No Alienation of Benefits. The rights of Executive, his or her Beneficiary and his or her estate to any benefits hereunder are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of Executive, his or her Beneficiary or his or her estate, except as provided in Section 5 above with respect to designations of a Beneficiary hereunder or as may be otherwise required by law. Any attempted disposition of such rights shall be null and void.
       9. Unsecured Creditor Status. This Agreement represents a mere promise by the Company to make benefit payments in the future. Executive and his or her Beneficiary shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under this Agreement. To the extent that any person acquires a right to receive a payment from the Company under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company. It is the intention of the parties hereto that this Agreement and the Company's obligation to make payments of benefits hereunder be unfunded both for tax purposes and purposes of Title I of ERISA.
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      10.  Unfunded Plan; Governing Law.  This Agreement is intended to constitute an unfunded welfare plan for a select group of management or highly compensated employees and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York.
      11. Termination of Agreement. The Company may terminate this Agreement without cause on 90 days' prior written notice to Executive; provided, however, that the right of the Beneficiary to receive death benefits under Section 1 or 2 hereof shall survive such termination if Executive had attained age 60 on or before the effective date of such termination. In the latter event, for purposes of determining the amount of the death benefit, Executive shall be deemed to have terminated employment in the year in which termination of this Agreement occurs.
      12. Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by the Executive and the Company.
      13. Death Benefit Not Considered Compensation. Neither the right to have the Company pay a death benefit, or, in lieu thereof, additional deferred compensation, to his or her Beneficiary nor the actual payment of a death benefit or additional deferred compensation to such Beneficiary shall be (i) considered as compensation to Executive under any employee benefit plan of the Company or a Subsidiary, except as specifically provided in any such plan or as otherwise determined by the Company or (ii) offset or in any manner be reduced by any amount payable under any other employee benefit plan or program of the Company or a Subsidiary.
      14. Continuance of Employment. This Agreement shall not confer upon Executive any right with respect to continuance of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right
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of the Company or a Subsidiary to terminate his or her employment at any time with or without cause.
       15. Headings. The headings of sections are included solely for convenience and, if there exists any conflict between such headings and the text, the text shall control.
      16. Notice. Unless either party notifies the other to the contrary, any notice required hereunder shall be duly given if delivered in person or by registered first class mail (a) if to the Company, to the Treasurer, P.O. Box 300, Princeton, New Jersey 08543, and (b) if to Executive to "FIRST NAME" "LAST NAME", "ADDRESS1, "Address2" "City" "state" "Postal Code".
      17. This Agreement has been executed in two counterparts each of which shall constitute one and the same instrument.






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      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth above.
                              DOW JONES & COMPANY, INC.

                               By:
                                     ---------------------------------
                                     Vice President, Human Resources


                                     ---------------------------------
                                     Executive


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